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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                           --------------------------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): May 15, 2002 (May 3, 2002)

                            QUESTRON TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State of Other Jurisdiction of Incorporation)

         0-13324                                         232257354
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(Commission File Number)                    (IRS Employer Identification Number)

                        6400 Congress Avenue, Suite 2000
                            Boca Raton, Florida 33487
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           (Address of principal executive offices including zip code)

                                 (561) 241-5251
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2 - Disposition of Assets

         On May 3, 2002, Questron Technology, Inc. and its subsidiaries (collectively, "Questron") sold substantially all of their assets to GE Supply Logistics, LLC, a subsidiary of General Electric Company. The terms of the sale were as set forth in the Asset Purchase Agreement dated April 16, 2002 between Questron Technology, Inc., its subsidiaries and General Electric Company (the "Agreement"), a copy of which is attached to this Form 8-K, as modified by a side letter dated May 3, 2002 between Questron Technology, Inc. and General Electric Company, a copy of which is also attached to this Form 8-K.

         At the closing, GE Supply paid Questron $86.7 million in cash. In addition, GE Supply assumed obligations under certain of Questron's leases, customer contracts and other agreements and, in satisfaction of GE Supply's funding obligations under the Agreement, provided Questron an additional approximately $1.3 million, which Questron used or intends to use to satisfy certain outstanding obligations and for administrative expenses following the closing of the sale. GE Supply did not assume any other Questron liabilities.

         In addition to the amounts paid at closing, GE Supply agreed to make certain deferred payments to Questron, with the amount dependent in part upon the operating results of the acquired business following the closing. Such payments may equal up to $2 million in the aggregate, with $666,667 of this amount guarantied to be paid regardless of the results of the acquired business.

         Out of the sale proceeds, $82.4 million was used to pay liabilities owed to Questron's senior lender and $2.5 million was paid to QTI Acquisition Corp. in order to terminate their previously announced assets sale agreement with Questron. The balance of the proceeds will be used to pay Questron liabilities and claims in accordance with the Bankruptcy Code. The purchase price paid by GE Supply is insufficient to cover all of Questron's liabilities, and therefore, Questron's stockholders will not receive any distribution upon completion of Questron's bankruptcy proceedings.

         Questron filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on February 3, 2002 in the United States Bankruptcy Court for the District of Delaware, and on April 16, 2002, after an auction process and a hearing, the Bankruptcy Court approved the sale of Questron's assets in accordance with the Agreement.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

         1. Asset Purchase Agreement dated April 16, 2002 among General Electric Company, Questron Technology, Inc. and the other sellers named therein. (Exhibits and schedules to the Agreement have been omitted and will be provided supplementally to the Commission upon request.)

         2. Side Letter dated May 3, 2002 between General Electric Company and Questron Technology, Inc.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Questron Technology, Inc.


Date: May 15, 2002                     By: /s/ Dominic A. Polimeni
                                           -------------------------------------
                                           Chairman and CEO




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